RESELLER AGREEMENT

This Agreement is made this 14th day of January, 2001 by and between PHONE1, Inc. ("PHONE 1"), a corporation organized and existing under the laws of Florida, with its principal place of business at 100 North Biscayne Boulevard, Miami, Florida 33133, and Sprint ("Customer"), a corporation organized and existing under the laws of Kansas, with its principal place of business at 6480 Sprint Parkway, Overland Park, Ks. 66212.

1. RESELLER AGREEMENT - The "Services" are described below and in Exhibit A hereto, which is expressly incorporated herein: The payphones owned by Customer, to which PHONE1 and Customer intend to provide the Services, are listed on Exhibit B hereto, which is expressly incorporated herein. SPSI may delete payphones from Exhbit B upon written notice to Phone1 without any liability. (a) Some Services" offered under this Agreement may be offered by PHONE1 pursuant to effective tariffs filed with the Florida Public Service Commission CFPSC") and the Federal' Communications Commission ("FCC") ("Tariffed Services"). By the Effective Date (defined below) of this Agreement, PHONE1 agrees to provide Customer with true and accurate copies of any such tariffs. Orders for Tariffed Services shall. be made in accordance with the applicable provision of the tariffs. Tariffed Services and all other services provided hereunder are collectively called the "Services". In the event that provisions set forth in this Agreement differ from those set forth in the applicable federal and/or state tariffs, the terms of this Agreement shall be deemed to waive or modify the terms of the applicable tariff, to the extent permitted by law. (b) Subject to the provisions hereof, Customer may use the Services for any lawful purpose for which they are intended, provided that Customer will not use the Services so as to knowingly interfere with or impair service over any of the facilities and associated equipment of PHONE1, or so as to knowingly impair the privacy of any communications over such facilities and associated equipment.

2. EFFECTIVE DATE; SERVICE DATE - (a) This Agreement shall become effective upon execution by both parties ("Effective Date"). PHONE1 shall use reasonable efforts, subject to the other provisions hereof, to make the Services available by the estimated service date(s) specified In Exhibit A. If PHONE1 does not make services available within ten days from the estimated service date(s) specified in Exhibit A, Customer may terminate this Agreement with no liability.(b) The term of this Agreement shall be Three (3) year ("Term"). This Agreement will then be automatically renewed on a month-to-month term until effier.Party provides written notice of termination.

3. FEES AND PAYMENT - (a) Recurring Charges and usage charges are set forth in Exhibit A and described in Article 8 of this Agreement. Recurring and usage charges will be billed in arrears on a monthly basis in electronic format, including CDR detail for each call, destination number, and minutes. Any undisputed amount not received within thirty (30) days of the date of the Customer's receipt of each invoice will be subject to PHONE1's standard late charge of 1-1/2% per month (unless prohibited by law, in which case the late charge will be the maximum permitted by law). Customer waives any dispute in connection with the validity of any invoiced amount unless Customer notifies PHONE1 of any discrepancies within 30 days of discovery by submitting detailed evidence of the disputed amount, which shall include Call Detail Record verification. Customer shall not be entitled to any credit for any claimed billing errors that are not raised within 1 year after termination of this agreement. (b) Customer agrees to pay any sales, gross receipts, use, excise, or other local, state and federal taxes or charges, however designated (excluding taxes on PHONEI's net income), imposed on or based upon provision, sale or use of the Services provided under this Agreement; (c) The parties understand that Customer does not waive its entitlement to any dial around compensation not directly related to the Services described in this paragraph.

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4. OTHER CARRIERS. PHONE1 shall have no responsibility with respect to billings, charges or disputes related to services used by Customer, which are not included in the Services herein. Customer shall be fully responsible for the payment of any bills for such services and for the resolution of any disputes or discrepancies with the service provider.

5 CUSTOMER RESPONSIBILITY FOR CHARGES -Customer shall be responsible to pay PHONE1 for all undisputed charges for Services provided through its payphones under this Agreement; provided however, Customer shall not be responsible for fraud committed by the end user with respect to the Services under this Agreement. In the event that Customer in good faith believes that any charges are for Services fraudulently obtained by a customer or patron, Customer shall, within the time specified in Article 3, above, provide PHONE1 with the facts in support of such contention and, the claim will be considered based upon the Customer's providing clear and accurate Call Detail documentation supporting said claim. Customer may contest PHONE1's determination regarding the occurrence and/or prevention of fraud under the preceding sentence, and if the matter is not resolved to the mutual satisfaction of PHONEI and Customer, the Parties agree to use the dispute resolution section of this Agreement.

6. MAINTENANCE -, (a) PHONE1 shall perform diagnostic or troubleshooting maintenance services, throughout the Term of this Agreement, with respect to the Services provided hereunder, by telephone. (b) No later than the Effective Date, PHONE1 shall provide Customer with a user programming guide. (c) PHONE1 shall also provide prompt telephonic technical support for issues related to programming. (d) PHONE1 shall, if It determines appropriate, and with Customer's consent, render support and assistance to Customer in connection with such programming through on-site visitation. (e) PHONE1 shall have no responsibility for maintenance and repair of any kind with respect.to equipment and facilities not provided by PHONEI. PHONEI will assess Customer its standard charges for any maintenance visits with respect to Service problems which are determined to be caused by equipment or facilities not provided by PHONE1. (f) Unless accompanied by an authorized Customer representative, in no event shall PHONE1 open, manipulate, or otherwise physically. access Customer's payphone equipment.

7. ADDITIONAL CUSTOMER OBLIGATIONS - (a) Upon reasonable notice from PHONE1 Customer is responsible for arranging access to the payphone premises at any reasonable time. (b) Customer shall provide PHONE1 with a current list of payphone locations and accurate information on ANIs in two formats: (a) paper excel copy, which will be used as part of Exhibit B, and (b) in electronic excel format. Both formats shall list the ANI numbers together with applicable area codes, the location name, the street address, the city, the state, the zip code, and the make and model of circuit boards in the specific ANIs. (c) In no event later than the date of installation of the PHONE1 handset, Customer will install and maintain, in each payphone to which Service is provided under this Agreement, circuit boards which will,enable the programming of PHONE1's rate tables into the payphone, to PHONE1's reasonable satisfaction. (d) Customer shall be responsible for properly and promptly programming rate tables into each payphone. (e) For a period of two years after termination of this Agfeement for any reason, Customer will not use yellow colored handsets at its payphones.

8. PHONE1'S EQUIPMENT - (a) PHONEI is the sole provider of its handsets and eproms, therefore, replacements of such equipment and other technology as listed on Exhibit C hereto, which is expressly incorporated herein (the "Accessories") will be at the expense of the Customer based upon such Exhibit. [*], Customer shall either purchase or lease any and all additional Accessories, at such prices and pursuant to such terms and conditions as mutually agreed upon in writing. Customer shall promptly 'upon receipt of the Accessories from PHONE1 install the Accessories and shall be responsible for their installation and maintenance. PHONE1 shall, if it determines appropriate after consultation with Customer, render support and assistance to Customer in connection with such installation.

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(b) Phone1 hereby assumes full cost of transportation of the Accessories. Phone1 will pay full cost of transit insurance, if any; for these shipments. Risk of loss will pass to SPSI upon receipt of the Accessories. (c) Upon termination (by expiration or otherwise) of this Agreement, SPSI will return the Accessories in the same condition as when received normal wear and tear excepted within 60 days of termination. SPSI will arrange for and pay the cost of de-installation of the Accessories including rigging, drayage, packing and crating. SPSI will arrange and pay for return shipment of the Accessories to 100 N. Biscayne Blvd. 25
Floor, Miami, Fl. 33132.

9. LIMITATIONS OF LIABILITY

(a) Liability for Service Interruptions - Except for liability in connection with fraudulent charges, if any part or portion of the Services is unavailable, interrupted, degraded or otherwise unsatisfactory for any reason, PHONE1 and Customer agree that neither PHONE1 nor its agents shall have any liability other than for refund by PHONE1 of amounts paid by Customer for Services which do not meet the standard of a reasonable telecommunications carrier. If any of the payphones covered by this Agreement are temporarily out of service for any reason, Customer shall not have any liability to PHONE1 for failure to purchase Services for such payphones during, such period of temporary unavailability; provided, however, Customer shall make commercially reasonable efforts to restore in a timely manner out of service payphones.

(b) Liability for Damages to Property - Neither PHONE1 nor its agents shall be liable for any damages whatsoever to properly at any Customer premises resulting from the installation, maintenance, repair or removal of equipment and associated wiring unless the damage is caused by PHONE1's or its agent's willful misconduct or negligence. Neither Customer nor its agents shall be liable for any. damages whatsoever to the Accessories at any Customer premises resulting from the installation, maintenance, repair, or removal of the Accessories and' associated wiring in accordance with PHONE1's instructions unless the damage is caused by Customer's or its agent's willful misconduct or negligence.

(c) Liability for Services and Equipment Not Provided by PHONE1 -Neither PHONE1 nor its agents shall be liable for any damages whatsoever associated with services, channels, or equipment which they do not furnish or for any act or omission of any person, other than PHONEI or its agents, furnishing to Customer facilities or Accessories used for or with the Services.

(d) Liability for Force of Nature Events - Neither party nor their agents shall be liable for any failure of performance under this Agreement for reasons beyond their reasonable control including casualty, condemnation or loss of rights-of-way, and acts of God.

(e) Liability Regarding Governmental Authorization - (i) The parties shall be entitled to take and shall have no liability for any action necessary, including termination, to bring their respective performance under this Agreement into conformance with any governmental regulations or authorizations, and each party shall fully cooperate in and take such action as may reasonably be requested by the other as part of each compliance. (ii) This Agreement may be terminated by either party upon written notice if the Federal Communications Commission, a State Public Utilities Commission or a court of competent jurisdiction issues an order or ruling which contains terms or conditions that materially and adversely affect this Agreement, its profitability, or the ability of either party to perform their obligations as set forth in the Agreement Termination of this Agreement. under this paragraph will not give either party any right to seek damages from the other as long as both parties comply with their obligations up to the date of termination.

(f) No Special Damages - In no event shall either Party, or its respective agents, be liable to the other in contract, tort, or otherwise for loss, whether direct or indirect, of profits, business, anticipated savings, or goodwill, or for any special, consequential, incidental, exemplary or

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

punitive damages as a result of this contract.

(g) Liability Cap -In no event shall PHONE1's and its agents' collective liability under this Agreement exceed amounts received by PHONE1 from Customer for Services under this Agreement. In no event. shall PHONE1's and its agents' collective liability for any event exceed artiounts received by PHONE1 from Customer in the twelve-month period immediately preceding the event giving rise to such liability for Services under this Agreement. In no event shall Customer's and its agents' collective liability under this Agreement exceed amounts billed by PHONE1 from Customer for Services under this Agreement The above Liability Cap shall not apply to PHONE 1's Indemnification for end-user fraud.

10. INDEMNIFICATION

(a) PHONE1's Indemnification - PHONE1 and its agents shall be indemnified, defended and held harmless by Customer against all claims, suits, proceedings, expenses, losses, liabilities, or damages (collectively "Claims") arising from the use of Services. pursuant to this Agreement involving: (a) Claims for patent infringement arising from combining or using any Services, facilities or equipment fumished pursuant to this Agreement in connection or in combination with facilities or equipment not furnished by PHONE1; (b) fees, fines, or other liabilities imposed by any governmental entity, arising out of, resulting from, or related to the Customer's resale or attempted resale of the Services; and (c) all claims arising out of any act or omission of Customer, or customers or patrons of Customer, in connection with the Services made available to Customer under the terms of this Agreement. Customer agrees to defend PHONE1 and its agents against any such Claim and to pay, without limitation, all litigation costs, reasonable attorneys' fees and court costs, settlement payments, and any damages awarded or resulting from any such Claim.

(b) Customer's Indemnification - Customer and its agents shall be indemnified, defended and held harmless by PHONE1 against all claims, suits, proceedings, expenses, losses, liabilities, or damages (collectively "Claims") involving: (a) fees, fines, or other liabilities imposed by any governmental entity arising from the procedure In which Services under this Agreement are sold by PHONE1 to Customer; (b) all claims arising out of any end-user fraud in connection with the Services; and, (c) all claims arising out of any act or omission of PHONE1 or its agents, In connection with the Services made available to Customer under the terms of this Agreement. PHONE1 agrees to defend Customer and its agents against any such Claim and to pay, without limitation, all litigation costs, reasonable attorneys' fees and court costs, settlement payments, and any damages awarded or resulting from any such Claim.

11. PRICING; MARGIN - Customer shall be billed for usage charges as described in
Article 3 of this Agreement and according to the rates stated in Exhibit A (Payphone Rate). Customer shall resell the Services at the prices stated in Exhibit A. Customer Margins shall be [*] [*%] Percent, or [*] ($[*]) cents. For this purpose, Customer Margins are:defined as the difference between the SRP and Payphone Owner Cost CPOC"), as set forth in Exhibit A.

12. DEFAULT (a) If Customer (i) fails to pay any undisputed amount required under this Agreement and such failure continues after written notice to Customer that the same is due and payable, (ii) enters or is placed in bankruptcy or insolvency proceedings of any nature, or makes a general assignment for benefit of creditors, or (iii) commits a material breach of this Agreement and such noncompliance continues for 30 days after written notice to the Customer thereof, then PHONE1 at its sole option may elect to pursue one or more of the following courses of action; (1) terminate this Agreement whereupon in addition to all sums due and payable, (2) take appropriate action to enforce payment including suspension of any or all Services (3) pursue any other remedies, subject to Article 20, as may be provided by law or in equity. (b) If PHONE1 commits a material breach of this Agreement and such noncompliance

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continues for 30 days after written notice to Phone1 thereof, then customer at its sale option may elect to pursue one or more of the following courses of action: (i) terminate this Agreement; (ii) pursue any other remedies, subject to
Article 20, as may be provided by law or in equity.

13. TERMINATION - (a) PHONE1 may, upon 30 days written notice, terminate this Agreement without liability, and Customer's payment obligation will be apportioned, if the facilities used to provide service are no longer available to PHONEI due to changes to or, termination of the agreement between PHONE1 and the underlying providLor. (b) PHONE1 may terminate this Agreement, or Service to any one or more payphones of Customer, without liability, in the event end user complaints concerning Customer payphone equipment are not corrected within 15 day written notice by PHONE1 to Customer.

14. ASSIGNMENT - This Agreement is not assignable in whole by either Party without the prior written consent, which consent shall not be unreasonably withheld; provided, however, that either Party may assign this Agreement to a subsidiary or affiriate of such subsidiary or affiliate (1) agrees in writing, to be bound by the terms of this Agreement; and (ii) provides the other Party with any and all evidence of its compliance with the terms hereof.

15. WARRANTIES - (a) PHONE1 warrants that the quality of the Services shall be equal to that of services provided by a reasonably competent telecommunications operator. In the event that Customer believes that the Services do not meet this standard, Customer shall promptly provide written notice of its belief to PHONE1. PHONE1 shall; within ten (10) days, commence commercially reasonable efforts to cure any failure of the Services to meet this standard. (b) PHONE1 MAKES NO AGREEMENTS REGARDING THE SERVICES, WARRANTIES, OR REPRESENTATIONS, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE OR USE, EXCEPT THOSE EXPRESSLY SET FORTH HEREIN. (c) Phone1 warrants and represents that the Accessories are the sole and exclusive property of Phone1 and is not subject to any lien, claim or encumbrance inconsistent with any of SPSI's righfs under this Agreement and that SPSI is entitled to, and shall be able to enjoy, quiet possession and use of the Accessories during the term of this Agreement, without interruption by Phone1 nor any assignee of Phone1.

16. END USER REFUNDS - In the event that PHONE1 - determines that a customer or patron of Customer has been incorrectly charged by Customer for any call in connection with the Services and in the event Customer agrees with PHONE1's determination, PHONE1 may refund such charge to such customer or patron. PHONE1 and Customer shall use reasonable evidence, including Call Detail verification, to determine whether a customer or patron of Customer has been incorrectly charged.

17. MISCELLANEOUS - (a) PHONE1 and Customer shall be independent contractors.
(b) This Agreement is for the sole benefit of the parties hereto and shall not be deemed or construed as in any way creating or conferring any rights on third parties. (c) This Agreement may be modified, waived or amended only by a prior written instrument signed by the party against which enforcement thereof is sought, shall be binding upon the parties' respective successors and assigns, and, except for the separate Accessories Agreement described in Article 8 previously executed by the parties, constitutes the entire agreement between PHONE1 and Customer with respect to the subject matter hereof. (d) The rights and obligations of the parties under this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to conflicts of law principles. (e) This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

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18. DISPUTE RESOLUTION (a) In the event of any dispute between the Parties relating to or arising out of any provision of this Agreement, the representatives of the parties shall meet promptly In a good faith effort to resolve the dispute extrajudicially. The representatives shall be senior executive officers who have authority to resolve the dispute. The disputing party shall arrange for the meeting at a time and place mutually acceptable to both parties. Prior to the meeting, the disputing party shall deliver to the other party a written summary of the dispute and evidence and arguments substantiating its dispute. (b) If the dispute is not resolved as a result of such meeting, it will be finally settled by arbitration in accordance with the rules of the American Arbitration Association applying the substantive law of Kansas without regard to any conflict of laws provision. The arbitration will be governed by the United States Arbitration Act, 9 U.S.C. section 1 et seq., and judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The arbitration will be held in the Kansas City, Missouri metropolitan area. The arbitrator(s) are not empowered to award damages in excess of compensatory damages and each party waives any damages in excess of, compensatory damages except in the event of end-user fraud.

19. NOTICES - All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed given to a party when (a) delivered to the appropriate address by hand or by nationally recognized ovemight courier (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or (c) received or rejected by the addressee, if sent by certified mail, retum receipt requested; in each case to the addresses specified in the preamble to this Agreement,and marked to the attention of the individual executing this Agreement, or to such other address, facsimile, or individual as a party may designate by notice to the other party.

20. CONFIDENTIALITY - (A). All information which is disclosed by one party ("Disclosing Party"), to the other ("Recipient") in connection with this Agreement is to be confidential ("Confidential Information") and shall be subject to confidential treatment the parties agree that, this Agreement, including exhibits, shall be considered Confidential information of both parties. Each party's Confidential Information shall, for a period of 2 years following its disclosure: (a) be held in confidence by the Recipient; (b) be used by the Recipient only for purposes of performing this Agreement and using the Services; and, (c) not be disclosed except to the Recipient's employees, agents and contractors having a need to know. (B) Recipient shall have no obligation to safeguard Confidential Information: (a) which was in the Recipient's possession free of restriction prior to its receipt from Disclosing Party, (b) which becomes publicly known or available through no breach of this Agreement by Recipient, (c) which is rightfully acquired by Recipient free of restrictions on its Disclosure, or (d) which is independently developed by personnel of Recipient to whom the Disclosing Party's Confidential Information had not been previously disclosed. (C) Recipient may disclose Confidential Information if required by law, a court, or governmental agency,. provided that Disclosing Party has been notified of the requirement promptly after Recipient becomes aware of the requirement, and provided that Recipient undertakes all lawful measures to avoid disclosing such information until Disclosing Party has had reasonable time to obtain a protective order. Recipient agrees to comply with any protective order that covers the Confidential Information to be disclosed. (D) Each Party agrees that in the event of a breach of this Section 23 by Recipient or its representatives, Disclosing Party shall be entitled to equitable relief, including injunctive relief and specific perfon-nance. Such remedies shall not be exclusive, but shall be in addition to all other remedies available at law or in equity. (E) Unless otherwise agreed, neither Party shall publish or use the other Party's logo, trademark, service mark, name, language, pictures, symbols or words from which the other Party's name may reasonably be inferred or implied in any product, service, advertisement, promotion, or any other publicity matter. This section shall confer no rights on a Party to the service marks, trademarks and trade names owned or used in connection with services by the other Party or its Affiliates, except as expressly permitted by the other Party. (F) Neither Party shall produce, publish, or distribute any press release nor other

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publicity referring to the other Party or its Affiliates, or referring to this
Agreement, without the prior written approval of the other Party. Each party shall obtain the other Party's prior approval before discussing this Agreement any press or media interviews. In no event shall either Party mischaracterize the contents of this Agreement in any public statement or in any representation to a governmental entliy or member thereof.

PHONE1, INC.

By: /s/ Dario Echeverry
    --------------------
Name: Dario Echeverry

Title: President

Facsimile: (305) 873-6540


Sprint

By: /s/ Todd B. Davis
    -----------------
Name: Todd Davis

Title: Vice President - Sprint Payphone Services, Inc.

Facsimile: 413-315-0626

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                                   PHONE1 LOGO

100 North Biscayne Boulevard, 25th Floor
Miami, FL 33132
Ph: 305-371-3300 * Fx: 305-503-7658


                       Phone1 Payphone Service Amendment 1

Phone1 agrees to increase the payphone commission cmnatly being paid to Sprint based on the existing contract signed and dated by both parties.

                             Current Commission Plan       New Commission Plan

International Usage                    [*%]                      [*%]
Domestic Usage                         [*%]                      [*%](unchanged)

IN WITNESS WJEREOF, the parties have executed this "Service Amendment" as of the date indicated below.

Sprint Payphone Services, Inc.                   Phone1


By: /s/ Matt Kittredge                           By: /s/ Nat Brennan
    ------------------                               ---------------

Print Name: Matt Kittredge                       Print Name: Nat Brennan
            --------------                                   -----------

Title: Director-Public Access Services           Title: V.P. Carrier Relations

Date: 5/27/02                                    Date: 06-25-02

This Agreement is not binding unless and until accepted by both parties


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